Exhibit 99.2

REVOCABLE PROXY

OBA FINANCIAL SERVICES, INC.

SPECIAL MEETING OF SHAREHOLDERS

                                     , 2014

The undersigned hereby appoints the proxy committee of the board of directors of OBA Financial Services, Inc., with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of OBA Financial Services, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”) to be held at the OBA Bank Building Community Room, 20300 Seneca Meadows Parkway, Germantown, Maryland, at 4:00 p.m., Eastern Time, on                                     , 2014. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN
1.	A proposal to approve the Agreement and Plan of Merger between F.N.B. Corporation and OBA Financial Services, Inc., dated as of April 7, 2014, pursuant to which OBA will merge with and into F.N.B. Corporation, as well as the merger. A copy of the Agreement and Plan of Merger is included as Appendix A to the accompanying proxy statement/prospectus.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	A proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger and the merger.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	A non-binding advisory resolution approving certain compensation payable to the named executive officers of OBA in connection with the merger; and	☐	☐	☐

Such other business as may properly come before the Special Meeting.

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of OBA Financial Services, Inc. at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of OBA Financial Services, Inc. at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from OBA Financial Services, Inc. prior to the execution of this proxy of a Notice of Special Meeting and a proxy statement/prospectus dated                             , 2014.

Dated: , 2014	☐ Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one holder is required to sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING

The Notice and Proxy Statement/Prospectus and Proxy Card are available at www.                                                 .